Computershare - Employee Plan Members - - Windows Internet Explorer

https://www-us.computershare.com/Employee/TenderOffer/TenderOfferElectPreferences.aspx

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American Capital Ltd. Tender Offer

Tender Offer | Contact Us

- Tender Offer
- Documentation
- Security Details
- Personal Details

American Capital

Tender Offer

» 1. **Elections** » 2. Summary » 3. Confirmation

Before making your election, please review the Offering Memorandum, which outlines the terms of the Tender Offer, by clicking on "Documentation" in the upper left-hand toolbar menu.

The information below is calculated from your Eligible Options. Please note that not all outstanding options are eligible. The grant date below is your earliest Eligible Option grants. The Exercise Price is the weighted average of all of your Eligible Options. To view details of each grant, click on the Grant Date below. Then click on the link next to the Offer Document line.

To make your election, click on the appropriate button under the "Accept Offer" column on the right side of this page.

This offer will expire on 12/28/2009 at 11:59 PM ET.

Tender offer - Cash

Grant Date	Exercise Price	Options Eligible for Exchange	Exchange Value	Exchange Value per Option	Number of Options to Exchange	Accept Offer?
2/1/2007	$ 36.628544	29,741	$ 1,487.05	$ 0.05	0	○ Exchange All ◉ Do Not Exchange

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Computershare - Employee Plan Members - - Windows Internet Explorer

https://www-us.computershare.com/Employee/TenderOffer/TenderOfferElectPreferences.aspx

Delta Test User | Logout

American Capital Ltd. Tender Offer

Tender Offer | Contact Us

- Tender Offer
- Documentation
- Security Details
- Personal Details

American Capital

Tender Offer

» 1. Elections» 2. **Summary**» 3. Confirmation

In order to complete the election process, please review the information below. If you agree with the information, please enter your PIN and click Submit. If you would like to make changes, please click the Previous button on this page (not your browser) to make the necessary changes.

Tender offer - Cash

Grant Date	Grant ID	Options Eligible for Exchange	Options Exchanged	Options Not Exchanged
2/1/2007	2044	29,741	29,741	0

Please re-enter PIN below and click submit in order to complete your transaction.

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Computershare - Employee Plan Members - Windows Internet Explorer

https://www-us.computershare.com/Employee/TenderOffer/TenderOfferElectPreferences.aspx

Delta Test User | Logout

American Capital Ltd. Tender Offer

Tender Offer | Contact Us

- Tender Offer
- Documentation
- Security Details
- Personal Details

American Capital

Tender Offer

» 1. Elections » 2. Summary » 3. **Confirmation**

Your transaction has been submitted successfully. Please print this page for your record.

Your confirmation number : CONF.2

Delta Test User
[redacted]
UNITED STATES

Tender offer - Cash

Grant Date	Grant ID	Options Eligible for Exchange	Options Exchanged	Options Not Exchanged	Exchange Value Per Option	Total Estimated Cash Value
2/1/2007	2044	29,741	0	29,741	$ 0.05	$ 0.00